UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

325 E. Warm Springs Road, Suite 102, Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARCI	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 18, 2017, Appliance Recycling Centers of America, Inc. (the “Company”), acquired GeoTraq Inc. (“GeoTraq”) by way of merger, the result of which was that GeoTraq became a wholly-owned subsidiary of the Company (the “GeoTraq Transaction”). In connection with this transaction, the Company tendered to the owners of GeoTraq, among other forms of consideration, an aggregate of 288,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”). To accomplish the designation and issuance of the Series A Preferred Stock, the Company filed a Certificate of Designation with the Secretary of State of the State of Minnesota. On March 12, 2018 and in connection with the reincorporation of the Company from the State of Minnesota to the State of Nevada, the Company filed Articles of Incorporation with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”).

Upon review of the Listing of Additional Shares form submitted on behalf of the Company in connection with the GeoTraq Transaction, the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) reviewed the circumstances behind the Company’s inadvertent failure to comply with Nasdaq Listing Rule 5640 (the “Voting Rights Rule”). As a result thereof, the voting rights of all of the holders of the Series A Preferred Stock were reduced by 15% (the “85% Voting Issue”). In addition, in connection with the Company’s April 2019 reverse split of its common stock, the Staff requested that the Company confirm that its “preferred stock conversion-into-common stock formula” would be automatically adjusted in the future in exactly the same manner as mandated by the Board of Directors in connection with the April 2019 reverse stock split (the “Automatic Preferred Stock Conversion Adjustment”).

Following discussions with the Staff and based, in part, on those communications with respect to the 85% Voting Issue and the Automatic Preferred Stock Conversion Adjustment, the Company’s Board of Directors authorized a new series of preferred stock, known as Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) to replace the original Series A Preferred Stock. Accordingly, the Company filed a Certificate of Designation of Powers, Preferences, and Rights of Series A-1 Convertible Preferred Stock (the “Series A-1 Certificate of Designation”) with the Nevada Secretary of State. The Series A-1 Convertible Preferred Stock has virtually all of the same powers, preferences, and rights as the Series A Preferred Stock, subject to the Nasdaq-required provisions that were already in concert with the Company’s voting and reverse split actions. Specifically, the required provisions were (i) Section 3.2.5 of the Series A-1 Certificate of Designation (in respect of 85% limitation on voting rights of the Series A-1 Convertible Preferred Stock) and (ii) Section 3.2.1(f) of the Series A-1 Certificate of Designation (in respect of a the reverse common stock split Automatic Preferred Stock Conversion Adjustment – a “Triggering Event,” as defined therein).

On June 27, 2019, the Staff notified the Company that it has regained compliance with the Voting Rights Rule and that it has closed the matter. The Company is now fully compliant again with all Nasdaq listing rules.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	Appliance Recycling Centers of America, Inc.

/s/ Tony Isaac
Tony Isaac Chief Executive Officer

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